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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement                     |_| Confidential, For Use of the Commission Only (as
                                                        permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                                PROPHET 21, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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|_| Fee paid previously with preliminary materials:

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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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Prophet 21
19 West College Avenue
Yardley, PA  19067
1-800-Prophet
WWW.P21.COM


                                                   Contact: Kimberly Meiser, APR
                                                                Prophet 21, Inc.
                                                                 Kmeiser@p21.com

FOR IMMEDIATE RELEASE

                         PROPHET 21 ANNOUNCES SIGNING OF
                           DEFINITIVE MERGER AGREEMENT


YARDLEY, PA, November 8, 2002 - Prophet 21, Inc. ("Prophet 21" or the "Company") (Nasdaq: PXXI) a leading provider of business technology software and services to the durable goods distribution market, announced today that it has entered into an agreement and plan of merger (the "Merger Agreement") with an entity formed by Thoma Cressey Equity Partners Inc. ("TCEP") and LLR Partners Inc. ("LLR") to effect the merger. Under the Merger Agreement, all of the issued and outstanding shares of common stock and in the money options of Prophet 21 will be acquired for cash in the amount of $16.30 per share (the "Merger Consideration"). Prophet 21 management will continue to operate the business under its current name and operating structure.

The Board of Directors of Prophet 21 has unanimously approved and adopted the Merger Agreement. The Board of Directors of the Company received a fairness opinion from the Company's financial advisor, U.S. Bancorp Piper Jaffray. The closing of the merger is subject to customary conditions, including approval by the Company's stockholders. Commitment letters have been obtained with respect to all necessary financing and the merger is not subject to a financing contingency. The merger is expected to close in the first calendar quarter of 2003.

As soon as practicable, the Company will file a proxy statement with the Securities and Exchange Commission, and will schedule a special meeting of the Company's stockholders to vote on a proposal to approve and adopt the Merger Agreement. The Company's Board intends to unanimously recommend that the holders of the Company's common stock approve and adopt the Merger Agreement. Dr. John
E. Meggitt and Dorothy M. Meggitt, the Company's founders, majority shareholders and members of its Board of Directors, have agreed to vote in favor of the Merger Agreement.

"We believe Prophet 21 is very well positioned due to its leadership in the industry, domain expertise and innovative product offering," says Orlando Bravo, a partner with Thoma Cressey Equity Partners. "This transaction fits very well with our strategy of buying strong franchises in large and fragmented industries. We are excited to be partnering with Prophet 21's proven management team, led by Chuck Boyle, to continue to build the business."

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According to Chuck Boyle, Prophet 21's president and CEO, "This transaction brings to Prophet 21 the opportunity to move forward more aggressively, to fully leverage our brand equity, leading technology offerings, and market penetration. The management team will own a substantial interest in the business going forward. We are excited to continue to build the business with the financial backing and business expertise of Thoma Cressey Equity Partners and LLR Partners. Their support of Prophet 21 is a powerful endorsement of our business potential."

LLR also believes strongly in Prophet 21's growth potential. "As the leader in the enterprise software market for durable goods distributors, Prophet 21 is strategically positioned for significant growth," said Mitchell L. Hollin, a partner with LLR. "We are very excited that Prophet 21 was the first to market with a true Windows-based solution, CommerceCenter."

ABOUT THOMA CRESSEY EQUITY PARTNERS INC. (TCEP)

Thoma Cressey Equity Partners (TCEP) is one of the leading private equity firms in the country, with a 25-year track record of backing management teams in buyouts, recapitalizations and growth equity transactions. Through its seven funds, TCEP has led over 80 transactions in a wide range of industries. With offices in Chicago and San Francisco, TCEP currently manages over $1.0 billion in private equity capital. TCEP typically invests $10 million to $100 million in businesses valued between $30 million and $300 million. The firm focuses on investments in Business Services, Information Technology, Healthcare and other high growth industries. Investors in TCEP funds include some of the leading government and corporate pension plans, financial institutions, university endowments and national foundations. More information about TCEP can be found at WWW.THOMACRESSEY.COM.

About LLR Partners Inc. (LLR)

LLR Partners Inc. is a $260 million private equity firm providing capital to companies with strong growth potential, proven business models and outstanding management teams. LLR primarily makes investments of $10 million to $25 million in a broad range of growth industries, with an emphasis on business services and information technology. Based in Philadelphia, LLR focuses on creating value in superior investment situations in the Mid-Atlantic region. For more information about LLR, please visit WWW.LLRPARTNERS.COM.

ABOUT PROPHET 21

Since 1967, Prophet 21 has been a leader in providing durable goods distributors with innovative, adaptive solutions essential for running their businesses. With more than 2,000 customers and 70,000 users conducting over $35 billion in highly complex supply chain transactions annually, Prophet 21 is a true business partner, helping companies of all sizes leverage technologies and maintain a competitive advantage. Through its business technology and services, Prophet 21 seeks to streamline customers' business processes and reduce transaction costs to maximize profit and growth.

Prophet 21 offers enterprise software solutions for Windows and UNIX. Prophet 21's enterprise software solutions provide organizations with powerful, highly customizable applications designed to improve customer service and maximize their return on investment. In addition, the company offers an

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Internet trading network that streamlines the commerce process between distributors, their manufacturers/suppliers, and end users. A complete line of professional services backs all Prophet 21 solutions.

For more information about Prophet 21, please visit WWW.P21.COM or call 1-800-PROPHET, ext. 3120.

                                      # # #

The Company's stockholders will be able to obtain a free copy of the proxy statement that the Company will file with the Securities and Exchange Commission when it becomes available at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other documents filed with the Securities and Exchange Commission by the Company may also be obtained for free from the Company by directing a request to Prophet 21, Inc. at 19 West College Avenue, Yardley, Pennsylvania 19067, Attn: Investor Relations.

THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER TRANSACTION DESCRIBED ABOVE WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Company and its directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated thereby, including the merger. Investors and stockholders may obtain additional information regarding the interests of the participants from the proxy statement, which may be obtained as and when set forth above.

                                      # # #

Copyright (C) 2002 Prophet 21, Inc. All rights reserved. Prophet 21 and Prophet 21 Acclaim are registered trademarks of Prophet 21, Inc. All other trademarks and registered trademarks are the property of their respective companies.

         This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's filings and reports with the Securities and Exchange Commission. Such statements are only predictions and actual events or results may differ materially. Potential risks and uncertainties that could affect the Company's future operating results include, but are not limited to: (i) economic conditions, including economic conditions related to the computer industry; (ii) the availability of components and parts from the Company's vendors at current prices and levels; (iii) the intense competition in the markets for the Company's products and service; (iv) the Company's ability to protect its intellectual property; (v) potential infringement claims against the Company for its software development products;
(vi) the Company's ability to obtain customer maintenance contracts at current levels; and (vii) the Company's ability to develop, market, provide, and achieve market acceptance of new service offerings to new and existing clients.